UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) May 10, 2011

QUIDEL CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	0-10961	94-2573850

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10165 McKellar Court, San Diego CA	92121

(Address of Principal Executive Offices)	(Zip Code)
(858) 552-1100
(Registrant’s telephone number, including area code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 Submission of Matters to a Vote of Security Holders.
SIGNATURES

ITEM 5.07 Submission of Matters to a Vote of Security Holders.
     On May 10, 2011, Quidel Corporation (the “Company”) held its Annual Meeting of Stockholders at 8:30 am local time at the Hyatt Regency, La Jolla at Aventine, 3777 La Jolla Village Drive, San Diego, California. The following matters were voted upon at the meeting:
     Proposal No. 1
     The Company’s stockholders elected seven individuals to the Board of Directors as set forth below:

Name	Votes For	Votes Withheld	Broker Non-Votes
Thomas D. Brown	28,091,963	351,258	3,031,275
Douglas C. Bryant	28,092,469	350,752	3,031,275
Kenneth F. Buechler	28,093,867	349,354	3,031,275
Rod F. Dammeyer	28,091,234	351,987	3,031,275
Mary Lake Polan	27,541,429	901,792	3,031,275
Mark A. Pulido	27,900,292	542,929	3,031,275
Jack W. Schuler	28,090,904	352,317	3,031,275
     Proposal No. 2
     The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2011 fiscal year by the votes set forth in the table below.

Votes For	Votes Against	Abstentions
30,789,242	672,246	13,008
     Proposal No. 3
     The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive offices by the votes set forth in the table below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
26,351,636	713,290	1,378,295	3,031,275
     Proposal No. 4
     The Company’s stockholders recommended, as set forth below, the frequency with which the Company should hold its future advisory votes on executive compensation:

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
18,087,365	154,724	8,829,217	1,371,915	3,031,275

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: May 12, 2011

QUIDEL CORPORATION
By:	/s/ Robert J. Bujarski
Robert J. Bujarski
Its: SVP, General Counsel & Corporate Secretary

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